UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2004 (September 20, 2004)

SUNOCO, INC.

(Exact name of registrant as specified in charter)

Pennsylvania	1-6841	23-1743282
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification number)

Ten Penn Center, 1801 Market Street, Philadelphia, PA	19103-1699
(Address of principal executive offices)	(Zip Code)

(215) 977-3000

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 20, 2004, Sunoco, Inc. (R&M) (the “Company”), a wholly owned subsidiary of Sunoco, Inc., entered into a fifteen-year Product Supply Agreement with BOC Americas (PGS), Inc. (“BOC”), an affiliate of The BOC Group plc, a U.K. company (the “Product Supply Agreement”). The Product Supply Agreement provides that the Company will provide BOC with feedstock and utilities for use by BOC at a hydrogen plant to be constructed by BOC on land leased from the Company at the Company’s refinery located in Toledo, Ohio (the “BOC Facility”). BOC will utilize the feedstock and utilities to generate hydrogen and steam at the BOC facility to sell and deliver to the Company and another third party. It is anticipated that commercial operations of BOC’s sale and delivery of hydrogen and steam to the Company for use at its Toledo refinery will commence in 2006.

Sunoco, Inc. and its affiliates do not have any material relationship with BOC or its affiliates other than the transaction contemplated in the Product Supply Agreement and certain other documents executed in connection with the Product Supply Agreement.

Statements contained in this report that state the Company’s or its management’s expectations or predictions of the future are forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. The Company’s actual results could differ materially from those projected in such forward-looking statements. Factors that could affect those results include those mentioned in the documents that the Company has filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNOCO, INC. (Registrant)

Date: September 22, 2004	By:	/s/ JOSEPH P. KROTT
Joseph P. Krott
Comptroller
(Principal Accounting Officer)